EXHIBIT 99.1

Cardtronics Expands Through Acquisition in United Kingdom, Enters German Market

Quick Facts

  Acquisition of Cashzone ATM portfolio expands Cardtronics' existing U.K. footprint
  Germany becomes first continental European market for Cardtronics
  Cardtronics Europe identity established
  Jonathan Simpson-Dent introduced as Managing Director
  Acquisition brings Cardtronics' scale business model to U.K. and Europe

LONDON and HOUSTON, Aug. 7, 2013 (GLOBE NEWSWIRE) -- Global ATM services provider Cardtronics (Nasdaq:CATM) has acquired Cardpoint Limited, which trades as ATM services provider Cashzone in the United Kingdom, and as Cardpoint in Germany. In conjunction with this deal, Cardtronics introduces a new corporate identity for its European operations, Cardtronics Europe, which will combine Cashzone, Cardpoint and Bank Machine, Cardtronics' existing U.K. subsidiary. From a consumer point-of-view, the Bank Machine and Cashzone brands remain intact in the United Kingdom, as well as the Cardpoint brand in Germany.

Cardtronics Chief Executive Officer Steve Rathgaber said:

"Cardtronics has been operating in the United Kingdom since our 2005 acquisition of Bank Machine, playing a key role in expanding ATM access in the U.K. With this transformative acquisition of the Cashzone and Cardpoint ATM estates, Cardtronics establishes the foundation upon which to build a Cardtronics Europe scale business to complement our North American operations."

"In the U.K., in Germany—this combination of the Cashzone, Cardpoint and Bank Machine ATM portfolios creates scale, synergies and geographic coverage on a level much quicker than its constituent parts could have achieved alone. The combined enterprise to be formed from this transaction, Cardtronics Europe, can harness each organisation's skills and resources to build a European platform poised for sustainable growth in the U.K. and expansion into attractive markets such as Germany."

Combined Company Positioned for Long-Term Growth

A global ATM services company, Cardtronics has been part of the ATM provider community in the U.K. since its 2005 acquisition of Hatfield, Hertfordshire-based Bank Machine, which owns and operates an estate of 4,300 non-bank cash machines, both free-to-use (FTU) and pay-to-use (PTU). Additionally in the U.K., Cardtronics operates Green Team Services, an in-house armored courier provider; New Wave, its own ATM installation operation; and in-house maintenance and engineering teams.

Established in 1999, Cashzone is an ATM services provider in the U.K. With its ATM estate numbering 7,100 FTU and PTU machines, Cashzone ATMs are located primarily at retailers, petrol forecourts, service stations and food and drink outlets. By combining the ATM estates of Bank Machine and Cashzone, Cardtronics Europe establishes a portfolio of 11,400 free-to-use and pay-to-use ATMs in the U.K. In Germany, Cardpoint operates 800 ATMs, which is the largest independent ATM portfolio in the country.

This combination, Cardtronics and Cardpoint Limited, reinforces and extends Cardtronics' position as the world's foremost provider of conveniently located retail ATMs. Expanding its worldwide ATM estate as a result of this acquisition, Cardtronics now operates a global network of 80,100 ATMs—with machines in the United States, United Kingdom, Mexico, Canada and Germany. Initially in North America and now in the U.K. and Europe, Cardtronics leverages the benefits of scale operational efficiencies and low unit-costs as an enabler of business development, as well as increased value for clients, consumers and shareholders.

Cardtronics' European Leadership Team

Cardtronics' European leadership team will draw from both companies and be consistent with Cardtronics' established practice of being a global ATM services company that maintains local management in the territories where it operates. Jonathan Simpson-Dent has been appointed to the role of Managing Director of Cardtronics Europe, having served as Cardpoint Limited chief executive officer since February 2012; he will report to Steve Rathgaber, chief executive officer of Cardtronics. Andreas Raabe will continue in his role as Managing Director of German operations; based in Germany, Raabe becomes part of Cardtronics' European leadership team.

Cardtronics Europe Managing Director Jonathan Simpson-Dent said:

"As Managing Director of Cardtronics Europe, I am excited to be inheriting the proven sales engine from Cashzone and Cardpoint, the leading operational platform of Bank Machine and the financial stability and backing that comes with global ATM services provider Cardtronics. I look forward to further developing and capitalizing on these combined strengths to serve our existing customers, unlock new business opportunities and write the first chapter of a growth-oriented Cardtronics Europe."

Transaction Details

Cardtronics Europe Limited, a newly formed subsidiary of Cardtronics Inc., acquired Cardpoint Limited from Payzone Ventures Limited on 7 August for cash purchase consideration (paid at closing) of approximately £100 million (approx. $153 million). In the trailing 12 months through 30 June this year, Cardpoint Limited generated revenue of $101 million. In preparation for the closing of this acquisition, Cardtronics executed an amendment to its revolving credit facility to increase the borrowing capacity from $250 million to $375 million. Post-closing, Cardtronics Inc. has approximately $100 million in available unused credit capacity under its revolving credit facility.

Conference Call

Cardtronics will host a conference call today, Wednesday, 7 August at 8:30 a.m. Eastern Daylight Time (1:30 p.m. Greenwich Mean Time) to discuss this acquisition, 2013 updated financial guidance and preliminary 2014 financial guidance. Also, Cardtronics placed a summary presentation of the transaction and additional information about the Cashzone business and its combined European business on its website as of Wednesday, 7 August. To access the call, please call the conference call operator at:

Calling from U.S.	Calling from Europe
Conference line: (877) 303-9205	Conference line: 00 1 760 536 5226
Alternate dial-in: (760) 536-5226

View presentation at: http://ir.cardtronics.com/events.cfm

Please call in fifteen minutes prior to the scheduled start time and request to be connected to the "Cardtronics' Acquisition of Cardpoint Limited Call." Additionally, a live audio webcast of the conference call will be available online through the investor relations section of Cardtronics' website at www.cardtronics.com.

A digital replay of the conference call will be available through 21 August and can be accessed by calling (855) 859-2056 or (404) 537-3406 and entering 27329638 for the conference ID. A replay of the conference call will also be available online through the Company's website subsequent to the call through 21 August.

Notes to editors

  Cash is currently a growth sector in the U.K. Recent Payments Council figures show that in 2012, 20.8 billion cash payments were made by consumers, an increase of 200 million from 2011, accounting for 54% of all consumer payments. Additionally, cash machine withdrawals increased by 1.4% to 2.9 billion. (Source: U.K. Cash & Cash Machines 2013, published by Payments Council.)
  Cardtronics, Inc. is a global ATM services provider, with 80,100 retail ATMs deployed and operating across the United States, United Kingdom, Mexico, Canada and Germany.
  Preceding this transaction, Cardtronics has operated in the U.K. as Bank Machine, which has 4,300 machines located across major convenience store chains, forecourts and motorway service stations. 94% of transactions are through free-to-use machines. Cardtronics acquired Bank Machine in 2005.
  Cashzone has 7,100 machines in the U.K., of which 1,800 are free-to-use ATMs, located primarily at independent convenience stores and service stations. Cardpoint operates 800 ATMs in Germany
  Cardtronics operates ATMs in numerous locations ranging from large, nationally-known retail merchants, shopping centres and airports, through to smaller retailers the world over.
  In North America, Cardtronics also partners with financial institutions to brand selected ATMs and financial services kiosks within its network, for the purposes of expanding free-to-use ATM access.
  Allpoint Network -- Cardtronics also owns and operates the Allpoint Network, which at 55,000 ATMs is the world's largest surcharge-free ATM network. Allpoint provides surcharge-free ATM access in the U.S., U.K., Mexico, Canada, Puerto Rico and Australia.
  In the first quarter of 2013, Cardtronics completed the acquisition of i-design group plc, a Scotland-based provider and developer of marketing and advertising software and services for ATM owners.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this document and the exhibits furnished herewith include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "believe," "expect," "anticipate," "plan," "intend," "foresee," "should," "would," "could" or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Company will be those that it currently anticipates. The Company's forward-looking statements involve significant risks and uncertainties (some of which are beyond its control) and assumptions that could cause actual results to differ materially from its historical experience and its present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: (1) the Company's financial outlook and the financial outlook of the ATM industry; (2) the Company's ability to respond to recent and future network and regulatory changes, including potential requirements surrounding Europay, MasterCard and Visa ("EMV") security standards; (3) the Company's ability to respond to potential reductions in the amount of net interchange fees that it receives from global and regional debit networks for transactions conducted on its ATMs due to pricing changes implemented by those networks as well as changes in how issuers route their ATM transactions over those networks; (4) the Company's ability to renew and strengthen its existing customer relationships and add new customers; (5) the Company's ability to pursue and successfully integrate acquisitions, including the acquisition of Cardpoint Limited that it completed in August 2013; (6) the Company's ability to provide new ATM solutions to retailers and financial institutions; (7) the Company's ATM vault cash rental needs, including potential liquidity issues with its vault cash providers and its ability to continue to secure vault cash rental agreements in the future; (8) the Company's ability to successfully manage its existing international operations and to continue to expand internationally; (9) the Company's ability to prevent security breaches; (10) the Company's ability to manage the risks associated with its third-party service providers failing to perform their contractual obligations; (11) the Company's ability to manage concentration risks with key customers, vendors, and service providers; (12) changes in interest rates and foreign currency rates; (13) the Company's ability to successfully implement its corporate strategy; (14) the Company's ability to compete successfully with new and existing competitors; (15) the Company's ability to meet the service levels required by its service level agreements with its customers; (16) the additional risks the Company is exposed to in its U.K. armored transport business; and (17) the Company's ability to retain its key employees. Other factors that could cause the Company's actual results to differ from its projected results are described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012, its reports and registration statements filed from time to time with the Securities and Exchange Commission and other announcements it makes from time to time.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Contact Information:

Media Relations	Investor Relations
Elizabeth Jones	Chris Brewster
WithPR UK	Chief Financial Officer
Tel: +44 (0) 207 249 7769	Tel: 00 1 832 308 4128
elizabeth.jones@withpr.co.uk	cbrewster@cardtronics.com

Cardtronics is a registered trademark of Cardtronics, Inc.

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